Exhibit 3.1
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MAKO SURGICAL CORP.
(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)
          MAKO Surgical Corp., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),
          DOES HEREBY CERTIFY:
          FIRST: That the name of this corporation is MAKO SURGICAL CORP. and that this corporation was originally incorporated pursuant to the General Corporation Law on November 12, 2004 under the name MAKO SURGICAL CORP.
          SECOND: That the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 12, 2004 and that this corporation filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation on July 13, 2005.
          THIRD: That the Board of Directors duly adopted resolutions proposing to amend and restate the Amended and Restated Certificate of Incorporation of this corporation, declaring said second amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed second amendment and restatement is as follows:
          RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:
Article 1. NAME
          The name of this corporation is MAKO Surgical Corp. (the “Corporation”).
Article 2. REGISTERED OFFICE AND AGENT
          The registered office of the Corporation shall be located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 in the County of New Castle. The registered agent of the Corporation at such address shall be Corporation Service Company.

Article 3. PURPOSE AND POWERS
          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.
Article 4. CAPITAL STOCK
     4.1. Authorized Shares
          The total number of shares of all classes of stock that the Corporation shall have the authority to issue is One Hundred Million (100,000,000) of which Sixty Million (60,000,000) of such shares shall be Common Stock, having a par value of $0.001 per share (“Common Stock”), and Forty Million (40,000,000) of such shares shall be Preferred Stock, having a par value of $0.001 per share (“Preferred Stock”).
     4.2. Common Stock
4.2.1. Relative Rights.
          The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in this Second Amended and Restated Certificate of Incorporation. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.
4.2.2. Dividends.
          Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.
4.2.3. Dissolution, Liquidation, Winding Up.
          In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.
4.2.4. Voting Rights.
          Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.
     4.3. Preferred Stock
          The Board of Directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Second Amended and Restated Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following: (1) the number of shares constituting that series and the distinctive designation of that series; (2) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series; (3) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (4) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; (5) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (6) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (7) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and (8) any other relative powers, preferences, and rights of that series, and qualifications, limitations or restrictions on that series.
     4.4. Series A Convertible Preferred Stock
4.4.l. Designation.
          Of the Forty Million (40,000,000) shares of Preferred Stock, par value $0.001, authorized to be issued by the Corporation, Five Million (5,000,000) are designated hereby as

Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock (the “Series A Preferred Stock”) shall have the following powers, rights, preferences, qualifications, and limitations.
4.4.2. Dividends.
     Subject to the prior payment of all amounts due to the holders of shares of Series C Preferred Stock (as defined in Section 4.6.1) as set forth in Section 4.6.2 below and of Series B Preferred Stock (as defined in Section 4.5.1) as set forth in Section 4.5.2 below, the holders of record of Series A Preferred Stock shall be each be entitled to receive, to the extent legally available therefor, cumulative dividends, compounding quarterly, at an annual rate equal to $0.07 per share, respectively, adjusted for any combinations, consolidations, subdivisions, or stock splits with respect to such shares (the “Preferred A Dividend Preference”), payable if and when declared by the Board of Directors, in preference and priority to any payment of any dividend on any shares of Common Stock (other than those payable solely in Common Stock or involving the repurchase of shares of Common Stock from employees, officers, directors, consultants, or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events). The Preferred A Dividend Preference may be payable in-cash or in additional shares of Series A Preferred Stock at the option of the Board of Directors. With the exception of Series C Preferred Stock and Series B Preferred Stock which shall rank superior to the Series A Preferred Stock for dividend payments, no dividend shall be paid on or declared and set apart with respect to the Common Stock or any other class of Preferred Stock unless and until cumulative dividends on the Series A Preferred Stock shall have been paid or declared as set forth herein and set apart during that fiscal year and any prior year in which dividends were not paid. Notwithstanding the foregoing, if during any fiscal year of the Corporation, the Corporation pays dividends (cash or otherwise) to the holders of the Corporation’s Common Stock, then the holders of record of the Series A Preferred Stock shall also be entitled to receive dividends in an amount equal to the amount of any dividend declared payable with respect to each share of Common Stock multiplied by the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible pursuant to Section 4.4.5 hereof, as of the record date for the determination of holders of Common Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock entitled to receive such dividend. No dividend shall be declared or paid with respect to the Common Stock unless such a dividend is declared and paid with respect to the Series A Preferred Stock (as provided above). The record dates with respect to the payment of dividends with respect to the Series A Preferred Stock shall be the same as the record dates with respect to the payment of dividends with respect to the Common Stock. The right to such dividends shall be cumulative as to the Series A Preferred Stock.
4.4.3. Liquidation, Dissolution, or Winding Up.
     Subject to and following the payment in full of the aggregate liquidation preference payable to holders of the (a) Series C Preferred Stock pursuant to Section 4.6.3 (excluding the liquidation preference of the Series C Preferred Stock on an as converted basis with the holders of Common Stock, Series B Preferred Stock and Series A Preferred Stock set forth in Section 4.6.3 and referenced below) and (b) Series B Preferred Stock pursuant to Section 4.5.3

(excluding the liquidation preference of the Series B Preferred Stock on an as converted basis with the holders of Common Stock, Series C Preferred Stock and Series A Preferred Stock set forth in Section 4.5.3 and referenced below), in the event of a “Liquidation Event” (as defined below), each holder of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Corporation’s Common Stock, an amount equal to One Dollar ($1.00) per share, respectively (as adjusted to reflect any share split, combination, reclassification, or similar event involving the Series A Preferred Stock), plus all accrued but unpaid dividends thereon (whether or not declared), to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock with respect to such Liquidation Event. If the assets of the Corporation (after payment of priority amounts due to the holders of Series C Preferred Stock and Series B Preferred Stock) shall be insufficient to permit the payment in full to the holders of the Series A Preferred Stock of the amounts thus distributable, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount that each such holder is otherwise entitled to receive based upon the aggregate liquidation preference of the Series A Preferred Stock held by each such holder and the aggregate liquidation preference of all Series A Preferred Stock. After such payment shall have been made in full to the holders of the Series A Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series A Preferred Stock so as to be available for such payment, the holders of Series A Preferred Stock shall participate ratably on all remaining distributions on the Corporation’s capital stock with the holders of the (i) the Series C Preferred Stock based on the number of shares of Common Stock into which each share of Series C Preferred Stock is convertible pursuant to Section 4.6.5 hereof, (ii) the Series B Preferred Stock based on the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible pursuant to Section 4.5.5 hereof and (iii) Common Stock, based on the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible pursuant to Section 4.4.5 hereof, as of the liquidation date. Notwithstanding the foregoing, the liquidation preference provisions of this Section 4.4.3 with respect to the Series A Preferred Stock may be waived by the Convertible A Majority. For purposes of this Section 4, a “Liquidation Event” of this Corporation shall be deemed to be occasioned by, or to include, by means of any transaction or series of related transactions (A) any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary; (B) the acquisition of the stock of the Corporation by another entity or person (including, without limitation, any reorganization, merger, or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation), unless the Corporation’s stockholders of record, as constituted immediately prior to such acquisition will, immediately after such acquisition (by virtue of securities issued or sold as consideration for the Corporation’s acquisition or otherwise), hold at least 50% of the voting power of the surviving or acquiring entity; (C) the sale of all or substantially all of the assets of the Corporation, unless the Corporation’s stockholders of record, as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation’s acquisition or sale or otherwise), hold at least 50% of the voting power of the surviving or acquiring entity; (D) the Corporation’s making an assignment for the benefit of creditors or commencing any bankruptcy, dissolution, termination of corporate existence, or any similar action; or (E) the acceleration upon of any indebtedness of the Corporation in excess of One Million Dollars ($1,000,000) in the aggregate unless in the case of (B), (C) or (E) above, waived by the holders of the Convertible A Preferred Majority (as defined in Section 4.4.4(b)), the Convertible B Preferred Majority (as defined in Section 4.5.5(b)(i)) and the Convertible C Preferred Majority (as defined in Section 4.6.3, and, collectively, with the Convertible A Preferred Majority and the Convertible B Preferred Majority, the “Convertible Preferred Majority”).
4.4.4. Voting Rights.
     (a) Voting. Except as otherwise expressly required by law, each holder of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock and shall be entitled to that number of votes equal to the largest number of whole Common Stock into which such holder’s Series A Preferred Stock, as applicable, is convertible pursuant to the provisions of Section 4.4.5 on the record date for the determination of stockholders entitled to vote on such matter or, if no record date is established, on the date such vote is taken or any written consent of stockholders is first executed. Except as otherwise expressly provided below in this Section 4.4.4 and in the Second Amended and Restated Stockholders Agreement of the Corporation, as amended from time to time (the “Stockholders Agreement”), or as required by law, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock shall vote together as a single class on all matters, and neither the Common Stock nor any of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be entitled to vote as a separate class on any matter to be voted on by stockholders of the Corporation.
     (b) Protective Provisions. For so long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, and shall not permit any subsidiary to, take any of the following actions without (in addition to any other vote required by law or this Second Amended and Restated Certificate of Incorporation) the affirmative vote (in writing or at a meeting of holders of Series A Preferred Stock) of the holders of at least sixty percent (60%) of the outstanding Series A Preferred Stock voting together as a single class (based on the number of shares held by the holders on an as-converted to Common Stock basis) (the “Convertible A Preferred Majority”).
     (i) amend, alter, waive, or repeal the preferences, privileges, special rights, or other powers of the Series A Preferred Stock, as set forth herein, in a manner adverse to the holders thereof;
     (ii) increase or decrease (other than by conversion in accordance with this Second Amended and Restated Certificate of Incorporation) the authorized number of shares of Series A Preferred Stock;
     (iii) authorize or designate, whether by reclassification or otherwise, any new class or series of stock or any other securities convertible into equity securities of the

Corporation that has rights, preferences, or privileges (including without limitation any registration rights, co-sale or any other rights) senior to or pari passu with the Series A Preferred Stock;
     (iv) amend, waive or repeal any provisions of or add any provision to, this Second Amended and Restated Certificate of Incorporation, any Certificate of Designations or Bylaws;
     (v) effect any Liquidation Event;
     (vi) reclassify the outstanding capital stock of the Corporation other than by stock split, stock dividend, subdivision, combination, or recapitalization;
     (vii) make any significant change in the business of the Corporation away from the Corporation’s business as an orthopedic surgery company;
     (viii) declare or pay any dividend or other distribution upon the Common Stock;
     (ix) redeem, purchase, or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of the Corporation’s Common Stock; provided, however, that this restriction shall not apply to (A) the redemption of Preferred Stock pursuant to the terms hereof, or (B) the repurchase of shares of Common Stock, other than the repurchase of shares not to exceed One Hundred Thousand Dollars ($100,000) in any twelve-month period, approved by the Board of Directors from employees, officers, directors, consultants, or other persons no longer performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events;
     (x) incur any contingent or other liability or sell any additional indebtedness for borrowed money, whether by loan, trade credit, the issuance and sale of debt securities or otherwise, in excess of One Million Dollars ($1,000,000) in the aggregate at any one time outstanding;
     (xi) increase or decrease the authorized size of the Corporation’s Board of Directors except as provided for herein or in the Stockholders Agreement;
     (xii) effect any sale, purchase, acquisition or investment outside the ordinary course of business with any person or entity, whether by stock or asset purchase, merger or consolidation or otherwise, with an acquisition or investment cost to the Corporation in excess of Two Million Dollars ($2,000,000) per transaction or in the aggregate for all related sale, purchase, acquisition or investment transactions;
     (xiii) authorize, grant or issue, or enter into any plan, arrangement, agreement, transaction, commitment or arrangement to authorize, grant or issue, more than 8,575,000 shares of the Corporation’s Common Stock (through Options or otherwise) to employees, officers, or directors of, or contractors, consultants, or advisors to the Corporation pursuant to stock option or purchase plans, warrants, stock bonuses, or awards, contracts or other arrangements approved by the Board of Directors of the Corporation (the “Reserved Shares”); or
     (xiv) effect any sale or disposition of any assets of the Corporation outside of the ordinary course of business, including any sale or transfer of intellectual property of the Corporation, with a sale or disposition price to be paid to the Corporation in excess of Two Million Dollars ($2,000,000) per transaction or in the aggregate for all related sale or disposition transactions.
4.4.5. Conversion.
     (a) Optional Conversion.
     (i) Each holder of the Series A Preferred Stock may at any time, upon surrender of the certificates therefor, convert all or any portion of such holder’s Series A Preferred Stock into fully paid and nonassessable Common Stock of the Corporation, at the Series A Conversion Price set forth below, plus declared and unpaid dividends thereon.
     (ii) Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by such holder’s attorney duly authorized in writing, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at its office that the holder elects to convert the same and shall state therein the holder’s name or the names of the nominees in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. As soon as practicable thereafter, the Corporation shall issue and deliver at its office to the holder of the Series A Preferred Stock, or to the holders nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. A conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of the shares of Common Stock at the close of business on that date. From and after that date, all rights of the holder with respect to the Series A Preferred Stock so converted shall terminate, except only the right of the holder to receive certificates for the number of shares of Common Stock issuable-upon conversion thereof and cash for fractional shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then-effective Series A Conversion Price.

     (b) Automatic Conversion.
     (i) All outstanding Series A Preferred Stock shall be converted automatically and without the need for any action by the holders thereof, at the conversion ratio set forth below, plus declared and unpaid dividends thereon, into fully paid and nonassessable shares of Common Stock (1) immediately upon and simultaneously with the closing of a firm commitment underwritten public offering of shares of Common Stock of the Corporation pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation which results in aggregate net proceeds to the Corporation from the offering of not less than Twenty Five Million Dollars ($25,000,000) and a price per share (prior to underwriter commissions and offering expenses) of not less than Four and 44/100 Dollars ($4.44) per share (appropriately adjusted for any recapitalization, stock splits, combinations, consolidations, subdivisions or other similar events ) and following which offering the Common Stock is listed on a national securities exchange approved by the Board (including the Series C Director) or admitted to quotation on the NASDAQ National Market or Capital Market (a “Public Offering”), or (2) upon the affirmative vote of at least the Convertible A Preferred Majority.
     (ii) All holders of record of shares of Series A Preferred Stock will be given written notice of the date of any automatic conversion referenced in this Section 4.4.5(b). That notice will be sent by mail, first class, postage prepaid, to each record holder of Series A Preferred Stock at each holder’s address appearing on the stock register. Promptly after receiving the notice, each holder of shares of Series A Preferred Stock shall surrender the holder’s certificate or certificates for all affected shares to the Corporation at the place designated in the notice, and thereafter shall receive certificates for the number of shares of Common Stock or other securities to which the holder is entitled. Upon the date of any automatic conversion, all rights with respect to the Series A Preferred Stock will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock or other securities into which their Series A Preferred Stock has been converted and cash for fractional shares. From and after the date of the automatic conversion, all certificates evidencing shares of Series A Preferred Stock automatically converted in accordance with these provisions shall be deemed to have been retired and canceled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such holder’s certificates. As soon as practicable after the date of any automatic conversion and the surrender of the certificate or certificates for Series A Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to the holder, or to the holder’s written order, a certificate or certificates for the number of full shares of Common Stock or other securities issuable on the conversion in accordance with the provisions hereof and cash as provided herein in respect of any fraction of a share of Common Stock otherwise issuable upon the conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then-effective Series A Conversion Price.
     (c) Conversion Ratio. Subject to adjustment in the event of certain capital transactions including, without limitation, stock splits, stock dividends, recapitalization and reorganizations, each share of the Series A Preferred Stock may be converted into such number of shares of Common Stock as is obtained by dividing One Dollar ($1.00) by the initial conversion price of One Dollar ($1.00) per share or, in case any adjustment of such conversion price has taken place pursuant to the provisions of this Section 4.4.5, by the conversion price as last adjusted and in effect on the date any shares of Series A Preferred Stock are surrendered for conversion (such conversion price, or such conversion price as last adjusted, being referred to herein as the “Series A Conversion Price”).
     (d) Adjustments. The Series A Conversion Price at which the Series A Preferred Stock may or shall be converted into Common Stock shall be subject to adjustment from time to time in certain cases as follows:
     (i) In case the Corporation shall (A) pay a dividend on its Common Stock in shares of its capital stock, (B) subdivide its outstanding Common Stock, (C) combine its outstanding Common Stock into a smaller number of shares, or (D) issue in any recapitalization, reorganization or reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation) any shares of its capital stock, the Series A Conversion Price in effect immediately prior thereto shall be adjusted proportionately so that the holder of any Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of capital stock of the Corporation which such holder would have owed or have been entitled to receive after the happening of such event, had such Series A Preferred Stock been converted immediately prior to the happening of such event. Such adjustment shall be made whenever any of such events shall occur. An adjustment made pursuant to this paragraph (i) shall become effective, retroactively to the record date, immediately after the payment date in the case of a stock dividend and shall become effective immediately after the effective date in the case of a subdivision, combination, recapitalization, reorganization, or reclassification.
     (ii) In the event that, at any time, as a result of an adjustment made pursuant to paragraph (i) above, the holder of any Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than its Common Stock, thereafter the number of such other shares so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraph (i) above.
     (iii) Whenever the amount of Common Stock or other securities deliverable upon the conversion of the Series A Preferred Stock shall be adjusted pursuant to the provisions hereof, the Corporation shall forthwith file, at its principal office and with any transfer agent or agents for the Preferred Stock and for Common Stock, and with any stock exchange on which such Preferred Stock or Common Stock are listed, a statement, signed by its President or one of its Vice Presidents or its Secretary or Treasurer, stating the adjusted number of its Common Stock or other securities deliverable per share of Series A Preferred Stock, upon conversion thereof calculated to the nearest share and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based, and shall give notice thereof by mail, postage prepaid, to the holders of record of the Series A Preferred Stock, as applicable. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.
     (iv) At all times, the Corporation shall reserve and keep available unto its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon the conversion of all the then-outstanding Series A Preferred Stock and shall take all such action and obtain all such permits or orders as may be necessary to enable the Corporation lawfully to issue such Common Stock upon the conversion of such Series A Preferred Stock.
     (v) No fractional Common Stock shall be issued upon a conversion of the Series A Preferred Stock. If any fractional interest in a Common Stock share would be deliverable upon the conversion of any Series A Preferred Stock, the Corporation shall round such fractional interest to the nearest whole share, in lieu of delivering the fractional share therefor.
     (e) Adjustment of Series A Conversion Price Upon Issuance of Common Stock.
     (i) Mechanics of Adjustment. Except as provided in Section 4.4.5(e)(vii), if and whenever the Corporation shall issue or sell, or under any of Sections 4.4.5(e)(ii) through 4.4.5(e)(vi) is deemed to have issued or sold, any shares of its Common Stock without consideration or for a consideration per share less than the Series A Conversion Price for the shares of its Series A Preferred Stock in effect immediately prior to the time of such issuance or sale (the “Series A Dilutive Price”), then such Series A Conversion Price at such time shall be reduced to an amount (calculated to the sixth decimal point) equal to the Series A Dilutive Price. The Series A Dilutive Price shall be determined by the consideration, if any, received and/or receivable by the Corporation in connection with such dilutive issuance or sale as determined by the Board of Directors in good faith.
     (ii) Issuance of Rights or Options. Except as provided in Section 4.4.5(e)(vii), in case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, shares of Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being hereinafter referred to as “Options” and such Convertible or exchangeable stock or securities being hereinafter referred to as “Convertible Securities”), whether such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable or not yet exercisable, vested or unvested, or contingent or non-contingent and the price per share for which a share of Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the maximum number of shares of Common Stock issuable upon the full exercise of such Option or upon the full conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than such Series A Conversion Price, as applicable, in effect immediately prior to the time of the granting of such Options, then the Series A Conversion Price shall be adjusted to the Series A Dilutive Price upon the grant of such Options or upon the issuance of such Convertible Securities. Except as otherwise provided in Section 4.4.5(e)(iv), no adjustment of such Series A Conversion Price, as applicable, shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities if an appropriate adjustment was previously made pursuant to this Section 4.4.5(e)(ii) upon the issuance of such Options.
     (iii) Issuance of Convertible Securities. Except as provided in Section 4.4.5(e)(vii), in case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are exercisable immediately, and the price per share for which a share of Common Stock is issuable upon such conversion or exchange (determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than such Series A Conversion Price in effect immediately prior to the time of such issuance or sale, then the Series A Conversion Price shall be lowered to the Series A Dilutive Price upon issuance of such Convertible Securities and they shall be deemed to have been issued for such price per share as of the date of the issuance or sale of such Convertible Securities and thereafter shall be deemed to be outstanding; provided that (a) except as otherwise provided in Section 4.4.5(e)(iv), no adjustment of such Series A Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities if an appropriate adjustment was previously made pursuant to this Section 4.4.5(e)(iii) upon the issuance of such Convertible Securities, and (b) if any such issuance or sale of such Convertible Securities is made upon the exercise of any Options to purchase any such Convertible Securities for which adjustments of the Series A Conversion Price have been or are to be made pursuant to other provisions of this Section 4.4.5(e), no further adjustment of such Series A Conversion Price shall be made by reason of such issuance or sale.

     (iv) Change in Option Price or Conversion Rate. In the event that the purchase price provided for in any Option referred to in Section 4.4.5(e)(ii), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sections 4.4.5(e)(ii) or 4.4.5(e)(iii), or the rate at which any Convertible Securities referred to in Sections 4.4.5(e)(ii) or 4.4.5(e)(iii) are convertible into or exchangeable for shares of Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), such Series A Conversion Price in effect at the time of such event for any outstanding shares of Series A Preferred Stock shall be readjusted to the Series A Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such purchase price, additional consideration, or conversion rate, as the case may be, at the time such Options or Convertible Securities initially were granted, issued or sold. In the event any Option or any right to convert or exchange Convertible Securities shall expire or terminate without being exercised, such Series A Conversion Price then in effect hereunder for any outstanding shares of Series A Preferred Stock shall be adjusted to the Series A Preferred Stock which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the shares of Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any Option referred to in Section 4.4.5(e)(ii) or the rate at which any Convertible Securities referred to in Sections 4.4.5(e)(ii) or 4.4.5(e)(iii) are convertible into or exchangeable for shares of Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the grant of any such, Option or upon conversion or exchange of any such Convertible Securities, the Series A Conversion Price then in effect hereunder for any outstanding shares of Series A Preferred Stock shall be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the Common Stock delivered as aforesaid, but only if, as a result of such adjustment, the Series A Conversion Price then in effect hereunder is hereby reduced.
     (v) Consideration for Stock. In case any shares of Common Stock, Options, or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options, or Convertible Securities shall be issued or sold, in whole or in part, for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair market value of such consideration as determined in good faith by a majority of the members of the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commission or concessions paid or allowed by the Corporation in connection therewith.
     (vi) Treasury Shares. The disposition of shares of Common Stock owned or held by or for the account of the Corporation (other than a result of a cancellation of treasury shares) shall be considered an issue or sale of Common Stock for the purpose of this Section 4.4.5(e).
     (vii) When Adjustment Is Not Required. Notwithstanding any provision herein to the contrary, no adjustment shall be made in the Series A Conversion Price as a result of (1) the issuance of Common Stock or other securities upon conversion of any shares of Preferred Stock, or as a dividend or distribution paid on the Preferred Stock; (2) the issuance of securities in a Public Offering; (3) the issuance of securities pursuant to the Series C Convertible Preferred Stock Purchase Agreement between the Corporation and the Investors named therein (the “Series C Purchase Agreement”), the issuance of securities pursuant to the Series B Convertible Preferred Stock Purchase Agreement between the Corporation and the Investors named therein (the “Series B Purchase Agreement”), the issuance of Common Stock pursuant to the warrants issued under the Series A Convertible Preferred Stock Purchase Agreement between the Corporation and the Investors named therein, or the issuance of Common Stock pursuant to the warrants issued under the Exchange Agreement between the Corporation and the Investors named therein (collectively, the “Purchase Agreements”); (4) the grant or issuance of the Reserved Shares; (5) the issuance of securities issued upon the conversion of any debenture, warrant, Option or Convertible Security pre-existing and disclosed in the Series B Purchase Agreement; (6) any subdivisions or combination affecting the Common Stock or the issuance of shares of any Common Stock pursuant to a stock dividend or other distribution on Common Stock where appropriate adjustment has already been made in accordance with Sections 4.4.5(d)(i), 4.5.5(d)(i) or 4.6.5(d)(i), as applicable; and (7) any grant or issuance as to which a Convertible Preferred Majority has waived the Adjustment provisions and effects of this Section 4.4.5(e) (each, a “Non-Dilutive Event”).
     (viii) Notices of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall send via certified or overnight mail to each holder of Series A Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution, or right.
     (ix) Reservation of Stock Issuable Upon Conversion. At all times, this Corporation shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Second Amended and Restated Certificate of Incorporation or any Certificate of Designations.
     (x) Notices. Any notice required by the provisions of this Certificate to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, certified mail postage prepaid, or overnight mail, and addressed to each holder of record at his address appearing on the books of this Corporation.
4.4.6. Mandatory Redemption of Series A Preferred Stock.
     (a) Mandatory Redemption of Series A Preferred. Beginning on any date specified by the affirmative vote of the Series A Convertible Preferred Majority, which date shall be no sooner than the later of (i) January ___, 2012 and (ii) the date that all shares of Series C Preferred Stock have been redeemed in full pursuant to Section 4.6.6 hereof and all shares of Series B Preferred Stock have been redeemed in full pursuant to Section 4.5.6 hereof (the “Series A Election of Redemption Date”), but only if such percentage so elects and so specifies a Series A Election of Redemption Date, the Corporation shall redeem the Series A Preferred Stock in the manner and at the applicable Series A Redemption Price (hereinafter specified). The Corporation shall redeem the Series A Preferred Stock in full within ninety (90) days following the Series A Election of Redemption Date (the “Series A Redemption Date”). In the event the Corporation does not have sufficient funds legally available to redeem all of the Series A Preferred Stock on the Series A Redemption Date, the Corporation shall redeem pro rata (based upon the number of shares held by each holder) the maximum number of shares of Series A Preferred Stock it can legally redeem on such date, and shall redeem the remainder as soon as the Corporation has funds legally available therefor on one or more occasions as necessary. Each deferred date upon which the Corporation redeems shares of Series A Preferred Stock in accordance with the immediately preceding sentence is herein referred to as a “Deferred Series A Redemption Date.” The Series A Redemption Date and the Deferred Series A Redemption Dates may sometimes be referred to in this Section 4.4.6 as a “Redemption Date.”
     (b) Price. The redemption price for the Series A Preferred shall be an amount per share equal to One Dollar ($1.00) (adjusted for any combination, consolidations, subdivisions, or stock splits with respect to such shares) plus any dividends accrued but unpaid thereon (whether or not declared) for the Series A Preferred Stock (the “Series A Redemption Price”).
     (c) Redemption Notice by Corporation. Not less than ten (10) days nor more than thirty (30) days prior to the Series A Redemption Date and any other Redemption Date, the Corporation shall mail written notice (a “Series A Redemption Notice”), postage prepaid, to each holder of record of Series A Preferred Stock at the holder’s post office address last shown on the records of the Corporation. Each Series A Redemption Notice shall state:

     (i) the number of outstanding shares of Series A Preferred Stock to be redeemed on such Series A Redemption Date (other than a Deferred Series A Redemption Date, in which case the Series A Redemption Notice shall specify that number of shares of Series A Preferred Stock that were not redeemed by the Corporation on the most recent Series A Redemption Date due to a lack of sufficient funds legally available for such redemption);
     (ii) the number of shares of the Series A Preferred Stock held by the holder which the Corporation shall redeem on such Redemption Date in accordance with the provisions hereof;
     (iii) that the shares of Series A Preferred Stock to be redeemed by the Corporation shall be redeemed on such Redemption Date, which shall be specified as a calendar date and shall be a business day;
     (iv) the Series A Redemption Price; and
     (v) the time and manner in, and place at, which the holder is to surrender to the Corporation the certificate or certificates representing the shares of Series A Preferred Stock to be redeemed on the Redemption Date.
     (d) Surrender of Stock. On or before each Redemption Date, each holder of Series A Preferred Stock to be redeemed pursuant to this Section 4.4.6 shall surrender to the Corporation the certificate or certificates representing the shares to be redeemed on such Redemption Date, in the manner and at the place designated in the Redemption Notice, and upon each such Redemption Date the Series A Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, or to such payee as such owner may designate in writing to the Corporation prior to each such Redemption Date, and each surrendered certificate shall be canceled and retired.
     (e) Termination of Rights. If a Redemption Notice is duly given and if, on or prior to a Redemption Date, the Series A Redemption Price is paid, then, notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock so called for redemption have not been surrendered, all rights with respect to such shares shall cease forthwith after such Redemption Date ceases.
     4.5. Series B Convertible Preferred Stock
4.5.l. Designation.
     Of the Forty Million (40,000,000) shares of Preferred Stock, par value $0.001, authorized to be issued by the Corporation, Sixteen Million Five Hundred Thousand (16,500,000) are designated hereby as Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock (the “Series B Preferred Stock”) shall have the following powers, rights, preferences, qualifications, and limitations.

4.5.2. Dividends
     Subject to the prior payment of all amounts due to the holders of shares of Series C Preferred Stock (as defined in Section 4.6.1) as set forth in Section 4.6.2 below, the holders of record of Series B Preferred Stock shall be each be entitled to receive, to the extent legally available therefor, cumulative dividends, compounding quarterly, at an annual rate equal to $0.08 per share, respectively, adjusted for any combinations, consolidations, subdivisions, or stock splits with respect to such shares (the “Preferred B Dividend Preference”), payable if and when declared by the Board of Directors, in preference and priority to any payment of any dividend on any shares of Series A Preferred Stock or the Common Stock (other than those payable solely in Common Stock or involving the repurchase of shares of Common Stock from employees, officers, directors, consultants, or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events). The Preferred B Dividend Preference may be payable in-cash or in additional shares of Series B Preferred Stock at the option of the Board of Directors. With the exception of Series C Preferred Stock which shall rank superior to the Series B Preferred Stock for dividend payments, no dividend shall be paid on or declared and set apart with respect to the Common Stock or any other class of Preferred Stock (including the Series A Preferred Stock) unless and until cumulative dividends on the Series B Preferred Stock shall have been paid or declared as set forth herein and set apart during that fiscal year and any prior year in which dividends were not paid. Notwithstanding the foregoing, if during any fiscal year of the Corporation, the Corporation pays dividends (cash or otherwise) to the holders of the Corporation’s Common Stock, then the holders of record of the Series B Preferred Stock shall also be entitled to receive dividends in an amount equal to the amount of any dividend declared payable with respect to each share of Common Stock multiplied by the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible pursuant to Section 4.5.5 hereof, as of the record date for the determination of holders of Common Stock, Series C Preferred Stock, Series A Preferred Stock and Series B Preferred Stock entitled to receive such dividend. No dividend shall be declared or paid with respect to the Common Stock unless such a dividend is declared and paid with respect to the Series B Preferred Stock (as provided above). The record dates with respect to the payment of dividends with respect to the Series B Preferred Stock shall be the same as the record dates with respect to the payment of dividends with respect to the Common Stock. The right to such dividends shall be cumulative as to the Series B Preferred Stock.
4.5.3. Liquidation, Dissolution, or Winding Up.
     Subject to and following the payment in full of the aggregate liquidation preference payable to holders of the Series C Preferred Stock pursuant to Section 4.6.3 (excluding the liquidation preference of the Series C Preferred Stock on an as converted basis with the holders of Common Stock, Series B Preferred Stock and Series A Preferred Stock set forth in Section 4.6.3 and referenced below), in the event of a “Liquidation Event” (as defined in Section 4.4.3), each holder of Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Corporation’s Series A Preferred Stock or Common Stock, an amount equal to One and 32/100 Dollars ($1.32) per share, respectively (as adjusted to reflect any share split, combination, reclassification, or similar event involving the Series B Preferred Stock), plus all accrued but unpaid dividends thereon (whether or not declared), to and including the date full payment shall be tendered to the holders of the Series B Preferred Stock with respect to such Liquidation Event. If the assets of the Corporation (after payment of priority amounts due to the holders of Series C Preferred Stock) shall be insufficient to permit the payment in full to the holders of the Series B Preferred Stock of the amounts thus distributable, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the preferential amount that each such holder is otherwise entitled to receive based upon the aggregate liquidation preference of the Series B Preferred Stock held by each such holder and the aggregate liquidation preference of all Series B Preferred Stock. After such payment shall have been made in full to the holders of the Series B Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series B Preferred Stock so as to be available for such payment and after payment of the aggregate liquidation preference of the Series A Preferred Stock pursuant to Section 4.4.3 (excluding the liquidation preference of the Series A Preferred Stock on an as converted basis with the holders of Common Stock and Series B Preferred Stock set forth in Section 4.4.3 and referenced in the following sentence), the holders of Series B Preferred Stock shall participate ratably on all remaining distributions on the Corporation’s capital stock with the holders of (i) the Series C Preferred Stock based on the number of shares of Common Stock into which each share of Series C Preferred Stock is convertible pursuant to Section 4.6.5 hereof, (ii) the Series A Preferred Stock based on the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible pursuant to Section 4.4.5 hereof and (iii) Common Stock, based on the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible pursuant to Section 4.5.5 hereof, as of the liquidation date. Notwithstanding the foregoing, the liquidation preference provisions of this Section 4.5.3 with respect to the Series B Preferred Stock may be waived by the Convertible B Majority.
4.5.4. Voting Rights.
     (a) Voting. Except as otherwise expressly required by law, each holder of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock and shall be entitled to that number of votes equal to the largest number of whole Common Stock into which such holder’s Series B Preferred Stock, as applicable, is convertible pursuant to the provisions of Section 4.5.5 on the record date for the determination of stockholders entitled to vote on such matter or, if no record date is established, on the date such vote is taken or any written consent of stockholders is first executed. Except as otherwise expressly provided below in this Section 4.5.4 and in the Stockholders Agreement, or as required by law, the holders of Series B Preferred Stock, Series C Preferred Stock, Series A Preferred Stock and Common Stock shall vote together as a single class on all matters, and neither the Common Stock nor any of the Series B Preferred Stock, Series C Preferred Stock or Series A Preferred Stock shall be entitled to vote as a separate class on any matter to be voted on by stockholders of the Corporation.

     (b) Protective Provisions. For so long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, and shall not permit any subsidiary to, take any of the following actions without (in addition to any other vote required by law or this Second Amended and Restated Certificate of Incorporation) the affirmative vote (in writing or at a meeting of holders of Series B Preferred Stock) of the holders of at least a majority of the outstanding Series B Preferred Stock voting together as a single class (based on the number of shares held by the holders on an as-converted to Common Stock basis):
     (i) amend, alter, waive, or repeal the preferences, privileges, special rights, or other powers of the Series B Preferred Stock, as set forth herein, in a manner adverse to the holders thereof;
     (ii) increase or decrease (other than by conversion in accordance with this Second Amended and Restated Certificate of Incorporation) the authorized number of shares of Series B Preferred Stock;
     (iii) authorize or designate, whether by reclassification or otherwise, any new class or series of stock or any other securities convertible into equity securities of the Corporation;
     (iv) amend, waive or repeal any provisions of or add any provision to, this Second Amended and Restated Certificate of Incorporation, any Certificate of Designation or Bylaws;
     (v) effect any Liquidation Event;
     (vi) reclassify the outstanding capital stock of the Corporation other than by stock split, stock dividend, subdivision, or combination of Common Stock;
     (vii) make any significant change in the business of the Corporation away from the Corporation’s business as an orthopedic surgery company;
     (viii) declare or pay any dividend or other distribution upon the Common Stock or Series A Preferred Stock;
     (ix) redeem, purchase, or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of the Corporation’s Common Stock; provided, however, that this restriction shall not apply to (A) the redemption of Preferred Stock pursuant to the terms hereof, or (B) the repurchase of shares of Common Stock, other than the repurchase of shares not to exceed One Hundred Thousand ($100,000) in any twelve-month period, approved by the Board from employees, officers, directors, consultants, or other persons no longer performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events;
     (x) incur any contingent or other liability or sell any additional indebtedness for borrowed money, whether by loan, trade credit, the issuance and sale of debt securities or otherwise, in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate at any one time outstanding;
     (xi) increase or decrease the authorized size of the Corporation’s Board of Directors except as provided for herein or in the Stockholders Agreement;
     (xii) effect any sale, purchase, acquisition or investment outside the ordinary course of business with any person or entity, whether by stock or asset purchase, merger or consolidation or otherwise;
     (xiii) authorize, grant or issue, or enter into any plan, arrangement, agreement, transaction, commitment or arrangement to authorize, grant or issue, more than the Reserved Shares (as defined in Section 4.4.5); or
     (xiv) effect any sale or disposition of any assets of the Corporation outside of the ordinary course of business, including any sale or transfer of intellectual property of the Corporation, with a sale or disposition price to be paid to the Corporation in excess of One Million Dollars ($1,000,000) per transaction or in the aggregate for all related sale or disposition transactions.
4.5.5. Conversion.
     (a) Optional Conversion.
     (i) Each holder of the Series B Preferred Stock may at any time, upon surrender of the certificates therefor, convert all or any portion of such holder’s Series B Preferred Stock into fully paid and nonassessable Common Stock of the Corporation, at the Series B Conversion Price set forth below, plus declared and unpaid dividends thereon.
     (ii) Before any holder of Series B Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by such holder’s attorney duly authorized in writing, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Corporation at its office that the holder elects to convert the same and shall state therein the holder’s name or the names of the nominees in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. As soon as practicable thereafter, the Corporation shall issue and deliver at its office to the holder of the Series B Preferred Stock, or to the holders nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. A conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of the shares of Common Stock at the close of business on that date. From and after that date, all rights of the holder with respect to the

Series B Preferred Stock so converted shall terminate, except only the right of the holder to receive certificates for the number of shares of Common Stock issuable-upon conversion thereof and cash for fractional shares. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then-effective Series B Conversion Price.
     (b) Automatic Conversion.
     (i) All outstanding Series B Preferred Stock shall be converted automatically and without the need for any action by the holders thereof, at the conversion ratio set forth below, plus declared and unpaid dividends thereon, into fully paid and nonassessable shares of Common Stock (1) immediately upon and simultaneously with the closing of a Public Offering (as defined in Section 4.4.5(b)), or (2) upon the affirmative vote (in writing or at a meeting of holders of Series B Preferred Stock) of the holders of at least the holders of at least sixty-six and 2/3 percent (66.67%) of the outstanding Series B Preferred Stock voting together as a single class (based on the number of shares held by the holders on an as-converted to Common Stock basis) (the “Convertible B Preferred Majority”).
     (ii) All holders of record of shares of Series B Preferred Stock will be given written notice of the date of any automatic conversion referenced in this Section 4.5.5(b). That notice will be sent by mail, first class, postage prepaid, to each record holder of Series B Preferred Stock at each holder’s address appearing on the stock register. Promptly after receiving the notice, each holder of shares of Series B Preferred Stock shall surrender the holder’s certificate or certificates for all affected shares to the Corporation at the place designated in the notice, and thereafter shall receive certificates for the number of shares of Common Stock or other securities to which the holder is entitled. Upon the date of any automatic conversion, all rights with respect to the Series B Preferred Stock will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock or other securities into which their Series B Preferred Stock has been converted and cash for fractional shares. From and after the date of the automatic conversion, all certificates evidencing shares of Series B Preferred Stock automatically converted in accordance with these provisions shall be deemed to have been retired and canceled and the shares of Series B Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such holder’s certificates. As soon as practicable after the date of any automatic conversion and the surrender of the certificate or certificates for Series B Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to the holder, or to the holder’s written order, a certificate or certificates for the number of full shares of Common Stock or other securities issuable on the conversion in accordance with the provisions hereof and cash as provided herein in respect of any fraction of a share of Common Stock otherwise issuable upon the conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then-effective Series B Conversion Price.
     (c) Conversion Ratio. Subject to adjustment in the event of certain capital transactions including, without limitation, stock splits, stock dividends, recapitalization and reorganizations, each share of the Series B Preferred Stock may be converted into such number of shares of Common Stock as is obtained by dividing One and 32/100 Dollars ($1.32) by the initial conversion price of One and 32/100 ($1.32) per share or, in case any adjustment of such conversion price has taken place pursuant to the provisions of this Section 4.5.5, by the conversion price as last adjusted and in effect on the date any shares of Series B Preferred Stock are surrendered for conversion (such conversion price, or such conversion price as last adjusted, being referred to herein as the “Series B Conversion Price”).
     (d) Adjustments. The Series B Conversion Price at which the Series B Preferred Stock may or shall be converted into Common Stock shall be subject to adjustment from time to time in certain cases as follows:
     (i) In case the Corporation shall (A) pay a dividend on its Common Stock in shares of its capital stock, (B) subdivide its outstanding Common Stock, (C) combine its outstanding Common Stock into a smaller number of shares, or (D) issue in any recapitalization, reorganization or reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation) any shares of its capital stock, the Series B Conversion Price in effect immediately prior thereto shall be adjusted proportionately so that the holder of any Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of capital stock of the Corporation which such holder would have owed or have been entitled to receive after the happening of such event, had such Series B Preferred Stock been converted immediately prior to the happening of such event. Such adjustment shall be made whenever any of such events shall occur. An adjustment made pursuant to this paragraph (i) shall become effective, retroactively to the record date, immediately after the payment date in the case of a stock dividend and shall become effective immediately after the effective date in the case of a subdivision, combination, recapitalization, reorganization, or reclassification.
     (ii) In the event that, at any time, as a result of an adjustment made pursuant to paragraph (i) above, the holder of any Series B Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than its Common Stock, thereafter the number of such other shares so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraph (i) above.
     (iii) Whenever the amount of Common Stock or other securities deliverable upon the conversion of the Series B Preferred Stock shall be adjusted pursuant to the provisions hereof, the Corporation shall forthwith file, at its principal office and with any transfer agent or agents for the Preferred Stock and for Common Stock, and with any stock exchange on which such Preferred Stock or Common Stock are listed, a statement, signed by its President or one of its Vice Presidents or its Secretary or Treasurer, stating the adjusted number of its Common Stock or other securities deliverable per share of Series B Preferred Stock, upon conversion thereof calculated to the nearest share and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based, and shall give notice thereof by mail, postage prepaid, to the holders of record of the Series B Preferred Stock, as applicable. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.
     (iv) At all times, the Corporation shall reserve and keep available unto its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon the conversion of all the then-outstanding Series B Preferred Stock and shall take all such action and obtain all such permits or orders as may be necessary to enable the Corporation lawfully to issue such Common Stock upon the conversion of such Series B Preferred Stock.
     (v) No fractional Common Stock shall be issued upon a conversion of the Series B Preferred Stock. If any fractional interest in a Common Stock share would be deliverable upon the conversion of any Series B Preferred Stock, the Corporation shall round such fractional interest to the nearest whole share, in lieu of delivering the fractional share therefor.
     (e) Adjustment of Series B Conversion Price Upon Issuance of Common Stock.
     (i) Mechanics of Adjustment. Except as provided in Section 4.5.5(e)(vii), if and whenever the Corporation shall issue or sell, or under any of Sections 4.5.5(e)(ii) through 4.5.5(e)(vi) is deemed to have issued or sold, any shares of its Common Stock without consideration or for a consideration per share less than the Series B Conversion Price for the shares of its Series B Preferred Stock in effect immediately prior to the time of such issuance or sale (the “Series B Dilutive Price”), then such Series B Conversion Price at such time shall be reduced to an amount (calculated to the sixth decimal point) equal to the Series B Dilutive Price. The Series B Dilutive Price shall be determined by the consideration, if any, received and/or receivable by the Corporation in connection with such dilutive issuance or sale as determined by the Board of Directors in good faith.
     (ii) Issuance of Rights or Options. Except as provided in Section 4.5.5(e)(vii), in case at any time the Corporation shall in any manner grant or issue (whether directly or by assumption in a merger or otherwise) any Options or Convertible Securities (each as defined in Section 4.4.5(e)(ii)), whether such Options or the right to convert or exchange any Convertible Securities are immediately exercisable or not yet exercisable, vested or unvested, or contingent or non-contingent and the price per share for which a share of Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the maximum number of shares of Common Stock issuable upon the full exercise of such Option or upon the full conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than such Series B Conversion Price, as applicable, in effect immediately prior to the time of the granting of such Options, then the Series B Conversion Price shall be adjusted to the Series B Dilutive Price upon the grant of such Options or upon the issuance of such Convertible Securities. Except as otherwise provided in Section 4.5.5(e)(iv), no adjustment of such Series B Conversion Price, as applicable, shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities if an appropriate adjustment was previously made pursuant to this Section 4.5.5(e)(ii) upon the issuance of such Options.
     (iii) Issuance of Convertible Securities. Except as provided in Section 4.5.5(e)(vii), in case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are exercisable immediately, and the price per share for which a share of Common Stock is issuable upon such conversion or exchange (determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than such Series B Conversion Price in effect immediately prior to the time of such issuance or sale, then the Series B Conversion Price shall be lowered to the Series B Dilutive Price upon issuance of such Convertible Securities and they shall be deemed to have been issued for such price per share as of the date of the issuance or sale of such Convertible Securities and thereafter shall be deemed to be outstanding; provided that (a) except as otherwise provided in Section 4.5.5(e)(iv), no adjustment of such Series B Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities if an appropriate adjustment was previously made pursuant to this Section 4.5.5(e)(iii) upon the issuance of such Convertible Securities, and (b) if any such issuance or sale of such Convertible Securities is made upon the exercise of any Options to purchase any such Convertible Securities for which adjustments of the Series B Conversion Price have been or are to be made pursuant to other provisions of this Section 4.5.5(e), no further adjustment of such Series B Conversion Price shall be made by reason of such issuance or sale.
     (iv) Change in Option Price or Conversion Rate. In the event that the purchase price provided for in any Option referred to in Section 4.5.5(e)(ii), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sections 4.5.5(e)(ii) or 4.5.5(e)(iii), or the rate at which any Convertible Securities referred to in Sections 4.5.5(e)(ii) or 4.5.5(e)(iii) are convertible into or exchangeable for shares of Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), such Series B Conversion Price in effect at the time of such event for any outstanding shares of Series B Preferred Stock shall be readjusted to the Series B Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such purchase price, additional consideration, or conversion rate, as the case may be, at the time such Options or Convertible Securities initially were granted, issued or sold. In the event any Option or any right to convert or exchange Convertible Securities shall expire or terminate without being exercised, such Series B Conversion Price then in effect hereunder for any outstanding shares of Series B Preferred Stock shall be adjusted to the Series B Preferred Stock which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the shares of Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any Option referred to in Section 4.5.5(e)(ii) or the rate at which any Convertible Securities referred to in Sections 4.5.5(e)(ii) or 4.5.5(e)(iii) are convertible into or exchangeable for shares of Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the grant of any such, Option or upon conversion or exchange of any such Convertible Securities, the Series B Conversion Price then in effect hereunder for any outstanding shares of Series B Preferred Stock shall be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the Common Stock delivered as aforesaid, but only if, as a result of such adjustment, the Series B Conversion Price then in effect hereunder is hereby reduced.
     (v) Consideration for Stock. In case any shares of Common Stock, Options, or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options, or Convertible Securities shall be issued or sold, in whole or in part, for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair market value of such consideration as determined in good faith by a majority of the members of the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commission or concessions paid or allowed by the Corporation in connection therewith.
     (vi) Treasury Shares. The disposition of shares of Common Stock owned or held by or for the account of the Corporation (other than a result of a cancellation of treasury shares) shall be considered an issue or sale of Common Stock for the purpose of this Section 4.5.5(e).

     (vii) When Adjustment Is Not Required. Notwithstanding any provision herein to the contrary, no adjustment shall be made in the Series B Conversion Price as a result of any Non-Dilutive Event (as defined in Section 4.4.5(e)(vii)).
     (viii) Notices of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall send via certified or overnight mail to each holder of Series B Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution, or right.
     (ix) Reservation of Stock Issuable Upon Conversion. At all times, this Corporation shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series B Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Second Amended and Restated Certificate of Incorporation or any Certificate of Designations.
     (x) Notices. Any notice required by the provisions of this Certificate to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, certified mail postage prepaid, or overnight mail, and addressed to each holder of record at his address appearing on the books of this Corporation.
4.5.6. Mandatory Redemption of Series B Preferred Stock.
     (a) Mandatory Redemption of Series B Preferred. Beginning on any date specified by the affirmative vote of the Convertible B Preferred Majority, which date shall be no sooner than the later of (i) February 6, 2012 and (ii) the date that all shares of Series C Preferred Stock have been redeemed in full pursuant to Section 4.6.6 hereof (the “Series B Election of Redemption Date”), but only if such percentage so elects and so specifies a Series B Election of Redemption Date, the Corporation shall redeem the Series B Preferred Stock in the manner and at the applicable Series B Redemption Price (hereinafter specified). The Corporation shall redeem the Series B Preferred Stock in full within ninety (90) days following the Series B Election of Redemption Date (the “Series B Redemption Date”).

Except for the senior and prior redemption rights of the Series C Preferred Stock, the Corporation shall not redeem any class or series of stock until all Series B Preferred Stock has been redeemed. In the event the Corporation does not have sufficient funds legally available to redeem all of the Series B Preferred Stock on the Series B Redemption Date, the Corporation shall redeem pro rata (based upon the number of shares held by each holder) the maximum number of shares of Series B Preferred Stock it can legally redeem on such date, and shall redeem the remainder as soon as the Corporation has funds legally available therefor on one or more occasions as necessary. Each deferred date upon which the Corporation redeems shares of Series B Preferred Stock in accordance with the immediately preceding sentence is herein referred to as a “Deferred Series B Redemption Date.” The Series B Redemption Date and the Deferred Series B Redemption Dates may sometimes be referred to in this Section 4.5.6 as a “Redemption Date.”
     (b) Price. The redemption price for the Series B Preferred shall be an amount per share equal to One and 32/100 Dollars ($1.32) as adjusted for any combination, consolidations, subdivision or stock splits with respect to such shares) plus any dividends accrued but unpaid thereon (whether or not declared) for the Series B Preferred Stock (the “Series B Redemption Price”).
     (c) Redemption Notice by Corporation. Not less than ten (10) days nor more than thirty (30) days prior to the Series B Redemption Date and any other Redemption Date, the Corporation shall mail written notice (a “Series B Redemption Notice”), postage prepaid, to each holder of record of Series B Preferred Stock at the holder’s post office address last shown on the records of the Corporation. Each Series B Redemption Notice shall state:
     (i) the number of outstanding shares of Series B Preferred Stock to be redeemed on such Series B Redemption Date (other than a Deferred Series B Redemption Date, in which case the Series B Redemption Notice shall specify that number of shares of Series B Preferred Stock that were not redeemed by the Corporation on the most recent Series B Redemption Date due to a lack of sufficient funds legally available for such redemption);
     (ii) the number of shares of the Series B Preferred Stock held by the holder which the Corporation shall redeem on such Redemption Date in accordance with the provisions hereof;
     (iii) that the shares of Series B Preferred Stock to be redeemed by the Corporation shall be redeemed on such Redemption Date, which shall be specified as a calendar date and shall be a business day;
     (iv) the Series B Redemption Price; and
     (v) the time and manner in, and place at, which the holder is to surrender to the Corporation the certificate or certificates representing the shares of Series B Preferred Stock to be redeemed on the Redemption Date.
     (d) Surrender of Stock. On or before each Redemption Date, each holder of Series B Preferred Stock to be redeemed pursuant to this Section 4.5.6 shall surrender to the Corporation the certificate or certificates representing the shares to be redeemed on such Redemption Date, in the manner and at the place designated in the Series B Redemption Notice, and upon each such Redemption Date the Series B Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, or to such payee as such owner may designate in writing to the Corporation prior to each such Redemption Date, and each surrendered certificate shall be canceled and retired.
     (e) Termination of Rights. If a Series B Redemption Notice is duly given and if, on or prior to a Redemption Date, the Series B Redemption Price is paid, then, notwithstanding that the certificates evidencing any of the shares of Series B Preferred Stock so called for redemption have not been surrendered, all rights with respect to such shares shall cease forthwith after such Redemption Date ceases.
     4.6. Series C Convertible Preferred Stock
4.6.l. Designation.
     Of the Forty Million (40,000,000) shares of Preferred Stock, par value $0.001, authorized to be issued by the Corporation, Thirteen Million Six Hundred Thousand (13,600,000) are designated hereby as Series C Convertible Preferred Stock. The Series C Convertible Preferred Stock (the “Series C Preferred Stock”) shall have the following powers, rights, preferences, qualifications, and limitations.
4.6.2. Dividends.
     The holders of record of Series C Preferred Stock shall be each be entitled to receive, to the extent legally available therefor, cumulative dividends, compounding quarterly, at an annual rate equal to $0.1332 per share, respectively, adjusted for any combinations, consolidations, subdivisions, or stock splits with respect to such shares (the “Preferred C Dividend Preference”), payable if and when declared by the Board of Directors, in preference and priority to any payment of any dividend on any shares of Series A Preferred Stock, Series B Preferred Stock or the Common Stock (other than those payable solely in Common Stock or involving the repurchase of shares of Common Stock from employees, officers, directors, consultants, or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events). The Preferred C Dividend Preference may be payable in-cash or in additional shares of Series C Preferred Stock at the option of the Board of Directors. No dividend shall be paid on or declared and set apart with respect to the Common Stock or any other class of Preferred Stock (including the Series A Preferred Stock or the Series B Preferred Stock) unless and until cumulative dividends on the Series C Preferred Stock shall have been paid or declared as set forth herein and set apart during that fiscal year and any prior year in which dividends were not paid. Notwithstanding the foregoing, if during any fiscal year of the Corporation, the Corporation pays dividends (cash or otherwise) to the holders of the Corporation’s Common Stock, then the holders of record of the Series C Preferred Stock shall also be entitled to receive dividends in an amount equal to the amount of any dividend declared payable with respect to each share of Common Stock multiplied by the number of shares of Common Stock into which each share of Series C Preferred Stock is convertible pursuant to Section 4.6.5 hereof, as of the record date for the determination of holders of Common Stock and Series C Preferred Stock entitled to receive such dividend. No dividend shall be declared or paid with respect to the Common Stock unless such a dividend is declared and paid with respect to the Series C Preferred Stock (as provided above). The record dates with respect to the payment of dividends with respect to the Series C Preferred Stock shall be the same as the record dates with respect to the payment of dividends with respect to the Common Stock. The right to such dividends shall be cumulative as to the Series C Preferred Stock.
4.6.3. Liquidation, Dissolution, or Winding Up.
     In the event of a “Liquidation Event” (as defined in Section 4.4.3), each holder of Series C Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Corporation’s Series A Preferred Stock, Series B Preferred Stock or Common Stock, an amount equal to Two and 22/100 Dollars ($2.22) per share, respectively (as adjusted to reflect any share split, combination, reclassification, or similar event involving the Series C Preferred Stock), plus all accrued but unpaid dividends thereon (whether or not declared), to and including the date full payment shall be tendered to the holders of the Series C Preferred Stock with respect to such Liquidation Event. If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the Series C Preferred Stock of the amounts thus distributable, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the preferential amount that each such holder is otherwise entitled to receive based upon the aggregate liquidation preference of the Series C Preferred Stock held by each such holder and the aggregate liquidation preference of all Series C Preferred Stock. After such payment shall have been made in full to the holders of the Series C Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series C Preferred Stock so as to be available for such payment and after payment of the aggregate liquidation preference of the Series B Preferred Stock pursuant to Section 4.5.3 (excluding the liquidation preference of the Series B Preferred Stock on an as converted basis with the holders of Common Stock, Series A Preferred Stock and Series C Preferred Stock set forth in Section 4.5.3 and referenced in the following sentence) and after payment of the aggregate liquidation preference of the Series A Preferred Stock pursuant to Section 4.4.3 (excluding the liquidation preference of the Series A Preferred Stock on an as converted basis with the holders of Common Stock, Series B Preferred Stock and Series C Preferred Stock set forth in Section 4.4.3 and referenced in the following sentence), the holders of Series C Preferred Stock shall participate ratably on all remaining distributions on the Corporation’s capital stock with the holders of (i) the Series B Preferred Stock based on the number of shares of Common Stock into which each Share of Series B Preferred Stock is convertible pursuant to Section 4.5.5, (ii) the Series A Preferred Stock based on the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible pursuant to Section 4.4.5 hereof and (iii) Common Stock, based on the number of shares of Common Stock into which each share of Series C Preferred Stock is convertible pursuant to Section 4.6.5 hereof, as of the liquidation date. Notwithstanding the foregoing, the liquidation preference provisions of this Section 4.6.3 with respect to the Series C Preferred

Stock may be waived by the affirmative vote (in writing or at a meeting of holders of Series C Preferred Stock) of the holders of at least seventy percent (70%) of the outstanding Series C Preferred Stock voting together as a single class (based on the number of shares held by the holders on an as-converted to Common Stock basis) (the “Convertible C Preferred Majority”).
4.6.4. Voting Rights.
     (a) Voting. Except as otherwise expressly required by law, each holder of Series C Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock and shall be entitled to that number of votes equal to the largest number of whole Common Stock into which such holder’s Series C Preferred Stock, as applicable, is convertible pursuant to the provisions of Section 4.6.5 on the record date for the determination of stockholders entitled to vote on such matter or, if no record date is established, on the date such vote is taken or any written consent of stockholders is first executed. Except as otherwise expressly provided below in this Section 4.6.4 and in the Stockholders Agreement, or as required by law, the holders of Series C Preferred Stock, Series A Preferred Stock, the Series B Preferred Stock and Common Stock shall vote together as a single class on all matters, and neither the Common Stock nor any of the Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock shall be entitled to vote as a separate class on any matter to be voted on by stockholders of the Corporation.
     (b) Protective Provisions. For so long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, and shall not permit any subsidiary to, take any of the following actions without (in addition to any other vote required by law or this Second Amended and Restated Certificate of Incorporation) the affirmative vote of the Convertible C Preferred Majority:
     (i) amend, alter, waive, or repeal the preferences, privileges, special rights, or other powers of the Series C Preferred Stock, as set forth herein, in a manner adverse to the holders thereof;
     (ii) increase or decrease (other than by conversion in accordance with this Second Amended and Restated Certificate of Incorporation) the authorized number of shares of Preferred Stock or the Series C Preferred Stock;
     (iii) authorize or designate, whether by reclassification or otherwise, any new class or series of stock or issue any Options or Convertible Securities resulting in or having rights, preferences or privileges, including registration rights, co-sale or any other rights, senior to or on a parity with the Series C Preferred Stock;
     (iv) amend, waive or repeal any provisions of or add any provision to, this Second Amended and Restated Certificate of Incorporation, any Certificate of Designation or Bylaws;
     (v) effect any Liquidation Event;

     (vi) reclassify the outstanding capital stock of the Corporation other than by stock split, stock dividend, subdivision, or combination of Common Stock;
     (vii) make any significant change in the business of the Corporation away from the Corporation’s business as an orthopedic surgery company;
     (viii) except for dividends payable to the holders of the Series C Preferred Stock, declare or pay any dividend or other distribution upon any capital stock or other equity interest in the Corporation, including the Common Stock, Series B Preferred Stock or Series A Preferred Stock;
     (ix) redeem, purchase, or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of the Corporation’s capital stock, including the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock; provided, however, that this restriction shall not apply to (A) the redemption of Series C Preferred Stock pursuant to the terms hereof, or (B) the repurchase of shares of Common Stock, other than the repurchase of shares not to exceed One Hundred Thousand ($100,000) in any twelve-month period, approved by the Board from employees, officers, directors, consultants, or other persons no longer performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events;
     (x) incur any contingent or other liability or sell any additional indebtedness for borrowed money, whether by loan, trade credit, the issuance and sale of debt securities or otherwise, in excess of Five Hundred Thousand ($500,000) in the aggregate at any one time outstanding;
     (xi) increase or decrease the authorized size of the Corporation’s Board of Directors except as provided for herein or in the Stockholders Agreement;
     (xii) effect any sale, purchase, acquisition or investment outside the ordinary course of business with any person or entity, whether by stock or asset purchase, merger or consolidation or otherwise;
     (xiii) authorize, grant or issue, or enter into any plan, arrangement, agreement, transaction, commitment or arrangement to authorize, grant or issue, more than the Reserved Shares (as defined in Section 4.4.5);
     (xiv) effect any sale or disposition of any assets of the Corporation outside of the ordinary course of business, including any sale or transfer of intellectual property of the Corporation, with a sale or disposition price to be paid to the Corporation in excess of One Million Dollars ($1,000,000) per transaction or in the aggregate for all related sale or disposition transactions; or
     (xv) agree to any of the acts described in clauses (i) through (iv) above.

4.6.5. Conversion.
     (a) Optional Conversion.
     (i) Each holder of the Series C Preferred Stock may at any time, upon surrender of the certificates therefor, convert all or any portion of such holder’s Series C Preferred Stock into fully paid and nonassessable Common Stock of the Corporation, at the Series C Conversion Price set forth below, plus declared and unpaid dividends thereon.
     (ii) Before any holder of Series C Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by such holder’s attorney duly authorized in writing, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock, and shall give written notice to the Corporation at its office that the holder elects to convert the same and shall state therein the holder’s name or the names of the nominees in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. As soon as practicable thereafter, the Corporation shall issue and deliver at its office to the holder of the Series C Preferred Stock, or to the holders nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. A conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the shares of Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of the shares of Common Stock at the close of business on that date. From and after that date, all rights of the holder with respect to the Series C Preferred Stock so converted shall terminate, except only the right of the holder to receive certificates for the number of shares of Common Stock issuable-upon conversion thereof and cash for fractional shares. No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then-effective Series C Conversion Price.
     (b) Automatic Conversion.
     (i) All outstanding Series C Preferred Stock shall be converted automatically and without the need for any action by the holders thereof, at the conversion ratio set forth below, plus declared and unpaid dividends thereon, into fully paid and nonassessable shares of Common Stock (1) immediately upon and simultaneously with the closing of a Public Offering (as defined in Section 4.4.5(b)), or (2) upon the affirmative vote (in writing or at a meeting of holders of Series C Preferred Stock) of the holders of at least the Convertible C Preferred Majority.

     (ii) All holders of record of shares of Series C Preferred Stock will be given written notice of the date of any automatic conversion referenced in this Section 4.6.5(b). That notice will be sent by mail, first class, postage prepaid, to each record holder of Series C Preferred Stock at each holder’s address appearing on the stock register. Promptly after receiving the notice, each holder of shares of Series C Preferred Stock shall surrender the holder’s certificate or certificates for all affected shares to the Corporation at the place designated in the notice, and thereafter shall receive certificates for the number of shares of Common Stock or other securities to which the holder is entitled. Upon the date of any automatic conversion, all rights with respect to the Series C Preferred Stock will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock or other securities into which their Series C Preferred Stock has been converted and cash for fractional shares. From and after the date of the automatic conversion, all certificates evidencing shares of Series C Preferred Stock automatically converted in accordance with these provisions shall be deemed to have been retired and canceled and the shares of Series C Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such holder’s certificates. As soon as practicable after the date of any automatic conversion and the surrender of the certificate or certificates for Series C Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to the holder, or to the holder’s written order, a certificate or certificates for the number of full shares of Common Stock or other securities issuable on the conversion in accordance with the provisions hereof and cash as provided herein in respect of any fraction of a share of Common Stock otherwise issuable upon the conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then-effective Series C Conversion Price.
     (c) Conversion Ratio. Subject to adjustment in the event of certain capital transactions including, without limitation, stock splits, stock dividends, recapitalization and reorganizations, each share of the Series C Preferred Stock may be converted into such number of shares of Common Stock as is obtained by dividing Two and 22/100 Dollars ($2.22) by the initial conversion price of Two and 22/100 ($2.22) per share or, in case any adjustment of such conversion price has taken place pursuant to the provisions of this Section 4.6.5, by the conversion price as last adjusted and in effect on the date any shares of Series C Preferred Stock are surrendered for conversion (such conversion price, or such conversion price as last adjusted, being referred to herein as the “Series C Conversion Price”).
     (d) Adjustments. The Series C Conversion Price at which the Series C Preferred Stock may or shall be converted into Common Stock shall be subject to adjustment from time to time in certain cases as follows:
     (i) In case the Corporation shall (A) pay a dividend on its Common Stock in shares of its capital stock, (B) subdivide its outstanding Common Stock, (C) combine its outstanding Common Stock into a smaller number of shares, or (D) issue in any recapitalization, reorganization or reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation) any shares of its capital stock, the Series C Conversion Price in effect immediately prior thereto shall be adjusted proportionately so that the holder of any Series C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of capital stock of the Corporation which such holder would have owed or have been entitled to receive after the happening of such event, had such Series C Preferred Stock been converted immediately prior to the happening of such event. Such adjustment shall be made whenever any of such events shall occur. An adjustment made pursuant to this paragraph (i) shall become effective, retroactively to the record date, immediately after the payment date in the case of a stock dividend and shall become effective immediately after the effective date in the case of a subdivision, combination, recapitalization, reorganization, or reclassification.
     (ii) In the event that, at any time, as a result of an adjustment made pursuant to paragraph (i) above, the holder of any Series C Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than its Common Stock, thereafter the number of such other shares so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraph (i) above.
     (iii) Whenever the amount of Common Stock or other securities deliverable upon the conversion of the Series C Preferred Stock shall be adjusted pursuant to the provisions hereof, the Corporation shall forthwith file, at its principal office and with any transfer agent or agents for the Preferred Stock and for Common Stock, and with any stock exchange on which such Preferred Stock or Common Stock are listed, a statement, signed by its President or one of its Vice Presidents or its Secretary or Treasurer, stating the adjusted number of its Common Stock or other securities deliverable per share of Series C Preferred Stock, upon conversion thereof calculated to the nearest share and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based, and shall give notice thereof by mail, postage prepaid, to the holders of record of the Series C Preferred Stock, as applicable. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.
     (iv) At all times, the Corporation shall reserve and keep available unto its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon the conversion of all the then-outstanding Series C Preferred Stock and shall take all such action and obtain all such permits or orders as may be necessary to enable the Corporation lawfully to issue such Common Stock upon the conversion of such Series C Preferred Stock.
     (v) No fractional Common Stock shall be issued upon a conversion of the Series C Preferred Stock. If any fractional interest in a Common Stock share would be deliverable upon the conversion of any Series C Preferred Stock, the Corporation shall round such fractional interest to the nearest whole share, in lieu of delivering the fractional share therefor.
     (e) Adjustment of Series C Conversion Price Upon Issuance of Common Stock.
     (i) Mechanics of Adjustment. Except as provided in Section 4.6.5(e)(vii), if and whenever the Corporation shall issue or sell, or under any of Sections 4.6.5(e)(ii) through 4.6.5(e)(vi) is deemed to have issued or sold, any shares of its Common Stock without consideration or for a consideration per share less than the Series C Conversion Price for the shares of its Series C Preferred Stock in effect immediately prior to the time of such issuance or sale (the “Series C Dilutive Price”), then such Series C Conversion Price at such time shall be reduced to an amount (calculated to the sixth decimal point) equal to the Series C Dilutive Price. The Series C Dilutive Price shall be determined by the consideration, if any, received and/or receivable by the Corporation in connection with such dilutive issuance or sale as determined by the Board of Directors in good faith.
     (ii) Issuance of Rights or Options. Except as provided in Section 4.6.5(e)(vii), in case at any time the Corporation shall in any manner grant or issue (whether directly or by assumption in a merger or otherwise) any Options or Convertible Securities (each as defined in Section 4.6.5(e)(ii)), whether such Options or the right to convert or exchange any Convertible Securities are immediately exercisable or not yet exercisable, vested or unvested, or contingent or non-contingent and the price per share for which a share of Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (A) the minimum total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the maximum number of shares of Common Stock issuable upon the full exercise of such Option or upon the full conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than such Series C Conversion Price, as applicable, in effect immediately prior to the time of the granting of such Options, then the Series C Conversion Price shall be adjusted to the Series C Dilutive Price upon the grant of such Options or upon the issuance of such Convertible Securities. Except as otherwise provided in Section 4.6.5(e)(iv), no adjustment of such Series C Conversion Price, as applicable, shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities if an appropriate adjustment was previously made pursuant to this Section 4.6.5(e)(ii) upon the issuance of such Options.
     (iii) Issuance of Convertible Securities. Except as provided in Section 4.6.5(e)(vii), in case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are exercisable immediately, and the price per share for which a share of Common Stock is issuable upon such conversion or exchange (determined by dividing (A) the minimum total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than such Series C Conversion Price in effect immediately prior to the time of such issuance or sale, then the Series C Conversion Price shall be lowered to the Series C Dilutive Price upon issuance of such Convertible Securities and they shall be deemed to have been issued for such price per share as of the date of the issuance or sale of such Convertible Securities and thereafter shall be deemed to be outstanding; provided that (a) except as otherwise provided in Section 4.6.5(e)(iv), no adjustment of such Series C Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities if an appropriate adjustment was previously made pursuant to this Section 4.6.5(e)(iii) upon the issuance of such Convertible Securities, and (b) if any such issuance or sale of such Convertible Securities is made upon the exercise of any Options to purchase any such Convertible Securities for which adjustments of the Series C Conversion Price have been or are to be made pursuant to other provisions of this Section 4.6.5(e), no further adjustment of such Series C Conversion Price shall be made by reason of such issuance or sale.
     (iv) Change in Option Price or Conversion Rate. In the event that the purchase price provided for in any Option referred to in Section 4.6.5(e)(ii), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sections 4.6.5(e)(ii) or 4.6.5(e)(iii), or the rate at which any Convertible Securities referred to in Sections 4.6.5(e)(ii) or 4.6.5(e)(iii) are convertible into or exchangeable for shares of Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), such Series C Conversion Price in effect at the time of such event for any outstanding shares of Series C Preferred Stock shall be readjusted to the Series C Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such purchase price, additional consideration, or conversion rate, as the case may be, at the time such Options or Convertible Securities initially were granted, issued or sold. In the event any Option or any right to convert or exchange Convertible Securities shall expire or terminate without being exercised, such Series C Conversion Price then in effect hereunder for any outstanding shares of Series C Preferred Stock shall be adjusted to the Series C Preferred Stock which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the shares of Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any Option referred to in Section 4.6.5(e)(ii) or the rate at which any Convertible Securities referred to in Sections 4.6.5(e)(ii) or 4.6.5(e)(iii) are convertible into or exchangeable for shares of Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the grant of any such, Option or upon conversion or exchange of any such Convertible Securities, the Series C Conversion Price then in effect hereunder for any outstanding shares of Series C Preferred Stock shall be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the Common Stock delivered as aforesaid, but only if, as a result of such adjustment, the Series C Conversion Price then in effect hereunder is hereby reduced.
     (v) Consideration for Stock. In case any shares of Common Stock, Options, or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options, or Convertible Securities shall be issued or sold, in whole or in part, for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair market value of such consideration as determined in good faith by a majority of the members of the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commission or concessions paid or allowed by the Corporation in connection therewith.
     (vi) Treasury Shares. The disposition of shares of Common Stock owned or held by or for the account of the Corporation (other than a result of a cancellation of treasury shares) shall be considered an issue or sale of Common Stock for the purpose of this Section 4.6.5(e).
     (vii) When Adjustment Is Not Required. Notwithstanding any provision herein to the contrary, no adjustment shall be made in the Series C Conversion Price as a result of any Non-Dilutive Event (as defined in Section 4.4.5(e)(vii)).
     (viii) Notices of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall send via certified or overnight mail to each holder of Series C Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution, or right.
     (ix) Reservation of Stock Issuable Upon Conversion. At all times, this Corporation shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock; and if at any time the number of authorized but unissued shares of

Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series C Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series C Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Second Amended and Restated Certificate of Incorporation or any Certificate of Designations.
     (x) Notices. Any notice required by the provisions of this Certificate to be given to the holders of shares of Series C Preferred Stock shall be deemed given if deposited in the United States mail, certified mail postage prepaid, or overnight mail, and addressed to each holder of record at his address appearing on the books of this Corporation.
4.6.6. Mandatory Redemption of Series C Preferred Stock.
     (a) Mandatory Redemption of Series C Preferred. Beginning on any date specified by the affirmative vote of the Convertible C Preferred Majority, which date shall be no sooner than February 6, 2012 (the “Series C Election of Redemption Date”), but only if such percentage so elects and so specifies a Series C Election of Redemption Date, the Corporation shall redeem the Series C Preferred Stock in the manner and at the applicable Series C Redemption Price (hereinafter specified). The Corporation shall redeem the Series C Preferred Stock in full within ninety (90) days following the Series C Election of Redemption Date (the “Series C Redemption Date”). The Corporation shall not redeem any class or series of stock until all Series C Preferred Stock has been redeemed. In the event the Corporation does not have sufficient funds legally available to redeem all of the Series C Preferred Stock on the Series C Redemption Date, the Corporation shall redeem pro rata (based upon the number of shares held by each holder) the maximum number of shares of Series C Preferred Stock it can legally redeem on such date, and shall redeem the remainder as soon as the Corporation has funds legally available therefor on one or more occasions as necessary. Each deferred date upon which the Corporation redeems shares of Series C Preferred Stock in accordance with the immediately preceding sentence is herein referred to as a “Deferred Series C Redemption Date.” The Series C Redemption Date and the Deferred Series C Redemption Dates may sometimes be referred to in this Section 4.6.6 as a “Redemption Date.”
     (b) Price. The redemption price for the Series C Preferred shall be an amount per share equal to Two and 22/100 Dollars ($2.22) as adjusted for any combination, consolidations, subdivision or stock splits with respect to such shares) plus any dividends accrued but unpaid thereon (whether or not declared) for the Series C Preferred Stock (the “Series C Redemption Price”).
     (c) Redemption Notice by Corporation. Not less than ten (10) days nor more than thirty (30) days prior to the Series C Redemption Date and any other Redemption Date, the Corporation shall mail written notice (a “Series C Redemption Notice”), postage prepaid, to each holder of record of Series C Preferred Stock at the holder’s post office address last shown on the records of the Corporation. Each Series C Redemption Notice shall state:
     (i) the number of outstanding shares of Series C Preferred Stock to be redeemed on such Series C Redemption Date (other than a Deferred Series C Redemption Date, in which case the Series C Redemption Notice shall specify that number of shares of Series C Preferred Stock that were not redeemed by the Corporation on the most recent Series C Redemption Date due to a lack of sufficient funds legally available for such redemption);
     (ii) the number of shares of the Series C Preferred Stock held by the holder which the Corporation shall redeem on such Redemption Date in accordance with the provisions hereof;
     (iii) that the shares of Series C Preferred Stock to be redeemed by the Corporation shall be redeemed on such Redemption Date, which shall be specified as a calendar date and shall be a business day;
     (iv) the Series C Redemption Price; and
     (v) the time and manner in, and place at, which the holder is to surrender to the Corporation the certificate or certificates representing the shares of Series C Preferred Stock to be redeemed on the Redemption Date.
     (d) Surrender of Stock. On or before each Redemption Date, each holder of Series C Preferred Stock to be redeemed pursuant to this Section 4.6.6 shall surrender to the Corporation the certificate or certificates representing the shares to be redeemed on such Redemption Date, in the manner and at the place designated in the Series C Redemption Notice, and upon each such Redemption Date the Series C Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, or to such payee as such owner may designate in writing to the Corporation prior to each such Redemption Date, and each surrendered certificate shall be canceled and retired.
     (e) Termination of Rights. If a Series C Redemption Notice is duly given and if, on or prior to a Redemption Date, the Series C Redemption Price is paid, then, notwithstanding that the certificates evidencing any of the shares of Series C Preferred Stock so called for redemption have not been surrendered, all rights with respect to such shares shall cease forthwith after such Redemption Date ceases.
     4.7. Events of Noncompliance.
     (a) An “Event of Noncompliance” will be deemed to have occurred if any of the following actions occur and remain uncured after five (5) business days following written notice to, or discovery by, the Corporation:
          (i) the Corporation’s filing for bankruptcy or becoming subject to a material bankruptcy action filed by the Corporation’s creditors;

          (ii) acceleration of any indebtedness of the Corporation in excess of One Million Dollars ($1,000,000);
          (iii) redemption of any shares of Preferred Stock by the Corporation not authorized by this Second Amended and Restated Certificate of Incorporation or any Certificate of Designations;
          (iv) failure to complete any required redemption of any shares of Preferred Stock by the Corporation when due;
          (v) failure to pay when due any dividends upon the Preferred Stock;
          (vi) any material misrepresentation by the Corporation of any representations or warranties contained in the Purchase Agreements that results in liabilities or obligations to the Corporation or its stockholders; and
          (vii) the Corporation’s violation of any of the protective provisions contained in Sections 4.4.4(b), 4.5.4(b) and 4.6.4(b) of this Second Amended and Restated Certificate of Incorporation.
     (b) Upon the occurrence of an Event of Noncompliance, the holders of a Convertible Preferred Majority shall have the right to either (i) cause the redemption of all outstanding shares of Preferred Stock pursuant and subject to the provisions of Sections 4.4.6, 4.5.6 and 4.6.6 of this Second Amended and Restated Certificate of Incorporation; provided, however, that any holder of two percent (2%) or more of the Corporation’s Common Stock (on an as-converted basis) shall have the right to opt out of such mandatory redemption by delivery of written notice to the Corporation of its desire to opt out within 15 days after its receipt of written notice of such Event of Noncompliance redemption; or (ii) to elect such number of additional members of the Corporation’s Board of Directors to cause the holders of Preferred Stock to have the right to designate a majority of the members of the Corporation’s Board of Directors. The right to elect a majority of the Corporation’s Board of Directors pursuant to the preceding sentence shall cease upon the earlier of (w) the conversion of all outstanding shares of Preferred Stock into Common Stock pursuant to Sections 4.4.5, 4.5.5 and 4.6.5 of this Second Amended and Restated Certificate of Incorporation; (x) the redemption in full of all outstanding shares of Preferred Stock pursuant to Sections 4.4.6, 4.5.6 and 4.6.6 of this Second Amended and Restated Certificate of Incorporation; (y) the Corporation’s cure of the facts and circumstances resulting in the Event of Noncompliance; or (z) the waiver of the Event of Noncompliance by the Convertible Preferred Majority.
     4.8. Reissuance of Preferred Stock
     No shares of Preferred Stock redeemed, purchased, or acquired by the Corporation or converted into Common Stock shall be reissued, and all such shares shall be canceled and eliminated from the shares the Corporation shall be authorized to issue.

     4.9 No Impairment
     The Corporation will not, without the appropriate vote of the stockholders under the General Corporation Law or Sections 4.4.4, 4.5.4 and 4.6.4, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of these Sections 4.3 through 4.8 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock against impairment.
Article 5. BOARD OF DIRECTORS
     5.1. Number; Election
          The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Except as otherwise provided in this Second Amended and Restated Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.
     5.2. Management of Business and Affairs of the Corporation
          The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
     5.3. Limitation of Liability
          No director of the Corporation shall, to the fullest extent permitted by the General Corporation Law as it now exists or as it may hereafter be amended, be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article 5 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification. If the General Corporation Law is amended after approval by the stockholders of this Section 5.3 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.
     5.4 Corporate Opportunities
          The Corporation shall have no interest or expectation in, nor right to be informed of, any corporate opportunity, and in the event the Series C Director (as defined in the Second Amended and Restated Stockholders Agreement, dated as of February 6, 2007, by and among the Corporation and the stockholders party thereto, as such agreement may be amended, supplemented or modified from time to time, the “Stockholders Agreement”), the Series C Investor Stockholders (as defined in the Stockholders Agreement) authorized to designate the Series C Director in accordance with the Stockholders Agreement (the “Series C Designating Person”) or any of their respective Affiliates (as defined in the Stockholders Agreement) acquires knowledge of a potential transaction or matter which may be a corporate opportunity, such Series C Director, Series C Designating Person or Affiliate shall, to the fullest extent permitted by law, have no duty (fiduciary or otherwise) or obligation to communicate or offer such corporate opportunity to the Corporation or any of its Affiliates or to any other directors or stockholders of the Corporation and shall not, to the fullest extent permitted by law, be liable to the Corporation or any of its Affiliates or stockholders for breach of any duty (fiduciary or otherwise) as a Series C Director or Series C Designating Person by reason of the fact that any Series C Director, Series C Designating Person or Affiliate acquires, creates, develops or seeks such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or otherwise does not communicate information regarding such corporate opportunity to the Corporation or its Affiliates or stockholders, and the Corporation, to the fullest extent permitted by law, waive and renounce any claims that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any of its Affiliates, unless such corporate opportunity is presented to or acquired, created or developed by, or otherwise comes into the possession of, a Series C Director in such Person’s capacity as a Series C Director or Series C Designating Person. For purposes of this Agreement, “corporate opportunity” shall include any potential transaction, investment or business opportunity or prospective economic or competitive advantage in which the Corporation or any of its Affiliates could have any expectancy or interest. The provisions of this Second Amended and Restated Certificate of Incorporation, to the extent that they restrict the duties (including fiduciary duties) and liabilities of a director or stockholder of the Corporation otherwise existing at law or in equity or by operation of the preceding sentence, replace such duties and liabilities of such director or stockholder of the Corporation. For the avoidance of doubt, nothing contained in this Section 5.4 amends or modifies, or will amend of modify, in any respect any written contractual arrangement between any stockholders of the Corporation or any of their respective Affiliates, on the one hand, and the Corporation and any of its Affiliates, on the other hand.
Article 6. AMENDMENT OF BYLAWS
          In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.

Article 7. RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION
          The Corporation reserves the right at any time, and from time to time, but only as is or shall be consistent with laws of the State of Delaware and the provisions of this Second Amended and Restated Certificate of Incorporation, to amend, alter, change, or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Second Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 7.
Article 8. INDEMNIFICATION To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other persons to which the General Corporation Law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others. Any amendment, repeal or modification of the foregoing provisions of this Article 8 shall not adversely affect any right or protection of a director, office, agent, or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.
          FOURTH: The foregoing second amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.
          FIFTH: That said amendment and restatement was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law.
     IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation has been executed by the President and the Secretary of this corporation on this 5th day of February, 2007.

/s/ Maurice R. Ferré
Maurice R. Ferré, M.D., President

/s/ Menashe R. Frank
Menashe R. Frank, Esq., Secretary